Exhibit 10.6

                        INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (the "Agreement") is made and entered into as of October 25, 2013, by and between Red Giant Entertainment, Inc., a Nevada corporation (the "Company") and Aimee Schoof, an individual (the "Independent Contractor") (individually, a "Party"; collectively, the "Parties").

                                    RECITALS

WHEREAS, Independent Contractor has certain business development experience; and

WHEREAS, the Company wishes to engage the services of the Independent Contractor to assist the Company with its business development.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto hereby agree as follows:

1. INDEPENDENT CONTRACTOR SERVICES

Independent Contractor shall act as Chief Business Development Officer of the Company. Attached hereto as Exhibit A and incorporated herein by this reference is a description of the services to be provided by the Independent Contractor hereunder (the "Business Development Services"). Independent Contractor hereby agrees to utilize her best efforts in performing the Business Development Services, however, Independent Contractor makes no warranties, representations, or guarantees regarding any corporate strategies attempted by the Company or the eventual effectiveness of the Business Development Services.

2. TERM OF AGREEMENT

This Agreement shall be in full force and effect commencing upon the date hereof and shall continue for an initial term of one year (the "Initial Term") with automatic one year renewals unless either party gives at least ten calendar days notice to the other Party of her or its intention not to renew. Either Party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other Party. Either Party hereto shall have the right to terminate this Agreement upon 30 calendar days written notice to the other Party. The Company shall have the right to terminate this Agreement upon delivery to the Independent Contractor of notice setting forth with specificity facts comprising a material breach of this Agreement by Independent Contractor. Independent Contractor shall have ten business days to remedy such breach.

3. TIME DEVOTED BY INDEPENDENT CONTRACTOR

It is anticipated that the Independent Contractor shall spend as much time as deemed necessary by the Independent Contractor in order to perform the obligations of Independent Contractor hereunder. The Company understands that this amount of time may vary and that the Independent Contractor may perform Business Development Services for other companies.

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4. PLACE WHERE SERVICES WILL BE PERFORMED

The Independent Contractor will perform most services in accordance with this Agreement at Independent Contractor's offices. In addition, the Independent Contractor will perform services on the telephone and at such other place(s) as necessary to perform these services in accordance with this Agreement.

5. COMPENSATION TO INDEPENDENT CONTRACTOR

The Independent Contractor's compensation for the Business Development Services shall be as set forth in Exhibit B attached hereto and incorporated herein by this reference.

6. INDEPENDENT CONTRACTOR

Both Company and the Independent Contractor agree that the Independent Contractor will act as an independent Contractor in the performance of Independent Contractor's duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Independent Contractor, or any employee, agent or other authorized representative of Independent Contractor, is an employee of Company.

7. TAXES

Independent Contractor acknowledges and agrees that it shall be the obligation of Independent Contractor to report as income all compensation received by Independent Contractor pursuant to this Agreement, and Independent Contractor agrees to indemnify the Company and hold it harmless to the extent of any obligation imposed on the Company to pay any taxes or insurance, including without limitation, withholding taxes, social security, unemployment, or disability insurance, including interest and penalties thereon, in connection with any payments made to Independent Contractor by the Company pursuant to this Agreement.

8. CONFIDENTIAL INFORMATION

The Independent Contractor and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing Party's prior written consent.

9. INDEMNIFICATION

Each Party (the "Indemnifying Party") agrees to indemnify, defend, and hold harmless the other Party (the "Indemnified Party") from and against any and all claims, damages, and liabilities, including any and all expense and costs, legal or otherwise, caused by the negligent act or omission of the Indemnifying Party, its subcontractors, agents, or employees, incurred by the Indemnified Party in the investigation and defense of any claim, demand, or action arising out of the

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work performed under this Agreement; including breach of the Indemnifying Party of this Agreement. The Indemnifying Party shall not be liable for any claims, damages, or liabilities caused by the sole negligence of the Indemnified Party, its subcontractors, agents, or independent Contractors.

The Indemnified Party shall notify promptly the Indemnifying Party of the existence of any claim, demand, or other matter to which the Indemnifying Party's indemnification obligations would apply, and shall give them a reasonable opportunity to settle or defend the same at their own expense and with counsel of their own selection, provided that the Indemnified Party shall at all times also have the right to fully participate in the defense. If the Indemnifying Party, within a reasonable time after this notice, fails to take appropriate steps to settle or defend the claim, demand, or the matter, the Indemnified Party shall, upon written notice, have the right, but not the obligation, to undertake such settlement or defense and to compromise or settle the claim, demand, or other matter on behalf, for the account, and at the risk, of the Indemnifying Party.

The rights and obligations of the Parties under this Article shall be binding upon and inure to the benefit of any successors, assigns, and heirs of the Parties.

10. COVENANTS OF INDEPENDENT CONTRACTOR

Independent Contractor covenants and agrees with the Company that, in performing Business Development Services under this Agreement, Independent Contractor will:

     A.   Comply with all federal and state laws;

     B. Not make any representations other than those authorized by the Company; and

     C. Not publish, circulate or otherwise use any materials or documents other than materials provided by or otherwise approved by the Company.

11. MISCELLANEOUS

     A. The Parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement. This provision shall survive the termination of this Agreement.

     B. If either Party to this Agreement brings an action on this Agreement, the prevailing Party shall be entitled to reasonable expenses therefore, including, but not limited to, attorneys' fees and expenses and court costs.

     C. This Agreement shall inure to the benefit of the Parties hereto, their administrators and successors in interest. This Agreement shall not be assignable by either Party hereto without the prior written consent of the other.

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     D.   This Agreement contains the entire understanding of the Parties and supersedes all prior agreements between them.

     E. This Agreement shall be constructed and interpreted in accordance with and the governed by the laws of the State of California.

     F. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

     G. If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

IN WITNESS WHEREOF, the Parties hereto have placed their signatures hereon on the day and year first above written.

COMPANY:                                     INDEPENDENT CONTRACTOR:

RED GIANT ENTERTAINMENT, INC.,               AIMEE SCHOOF,
a Nevada corporation                         an individual


/s/ Benny Powell                             /s/ Aimee Schoof
-----------------------------------          -----------------------------------
Benny Powell, President                      Aimee Schoof

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                                    EXHIBIT A
                  DESCRIPTION OF BUSINESS DEVELOPMENT SERVICES

Independent Contractor shall perform the following services pursuant to the terms of this Agreement:

1.   General Business Development services, including but not limited to:

     a. Elaborating business development plans, designing, and implementing processes to support business growth, through customer and market definition.
     b. Facilitating business growth by working together with clients as well as business partners (suppliers, subcontractors, JV partners, technology providers, etc.).
     c. Building and maintaining high-level contacts with current and prospective customers and other business and project partners.
     d. Identifying new customers and markets, developing approaches to the market, and identifying prospects.
     e. Developing marketing strategy, managing proposal teams and client account managers.

The above services will be further defined and delineated by the Company's board of directors from time to time as necessary.

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                                    EXHIBIT B
                              TERMS OF COMPENSATION

The Independent Contractor's compensation hereunder is as follows:

     1. ANNUAL COMPENSATION. For Business Development Services performed, beginning with the effective date of the Agreement and continuing until the Agreement is terminated as set forth in Section 2 above, Independent Contractor shall receive an annual fee of $18,000, payable in equal monthly installments of $1,500.

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